EXHIBIT 23.4

               CONSENT OF ALEX SHESHUNOFF & CO. INVESTMENT BANKING


We hereby consent to the inclusion in this Registration Statement on Form S-4 of Peoples Bancorp Inc. of our opinion, dated March 3, 2003, set forth as Appendix C to the proxy statement/prospectus, which is part of the Registration Statement, and to the references to our firm and summarization of our opinion in the proxy statement/prospectus under the captions "Summary - The Merger - Opinion of Alex Sheshunoff & Co. Investment Banking, L.P.," "The Merger - Background," "The Merger - Reasons for the Merger" and "The Merger - Opinion of Alex Sheshunoff & Co. Investment Banking, L.P." By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                              Alex Sheshunoff & Co.
                              Investment Banking LP


                         By: /s/ Charles I. Miller


AUSTIN, TX
March 27, 2003